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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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    Date of Report (Date of earliest event reported): September 26, 2001
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                          ARGOSY EDUCATION GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                   000-29820
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                            (Commission File Number)

            Illinois                                    36-2855674
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 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                           Two First National Plaza
                       20 South Clark Street, 3rd Floor
                            Chicago, Illinois 60603
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            (Address of principal executive offices, with zip code)

                                (312) 899-9900
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             (Registrant's telephone number, including area code)

                                Not Applicable
                                --------------
                        (Former name or former address,
                         if changed since last report)


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Item 1. Change in Control of Registrant

     On September 27, 2001, Argosy Education Group, Inc. ("Argosy") announced that Michael C. Markovitz ("Seller" or "Dr. Markovitz") closed into escrow the sale of 4.9 million shares of Class A Common Stock, $.01 par value per share, of Argosy (the "Shares") to Education Management Corporation ("Purchaser" or "EDMC") for an aggregate purchase price of $58.8 million, pursuant to the terms and conditions of the previously filed Stock Purchase Agreement dated July 9, 2001, and the Joinder Agreement dated September 26, 2001 and filed herewith. A change in control of Argosy occurred as a result of the sale and purchase of the Shares. Such Shares represent approximately 75% of the outstanding shares of Argosy. The Shares and the purchase price will be released from escrow to the respective parties upon the satisfaction of certain conditions, unless the Stock Purchase Agreement is otherwise rescinded in accordance with the terms contained therein.

     The Purchaser funded the stock purchase through a letter of credit under its credit facility with National City Bank as agent for a syndicate of lenders.

     Argosy also announced that it will commence the mailing of proxy materials to its stockholders of record as of the close of business on September 17, 2001, in connection with its Special Meeting of Stockholders scheduled to be held on October 31, 2001. The Special Meeting has been called to request stockholder approval of an Agreement and Plan of Merger by and among Argosy, EDMC and a wholly-owned subsidiary of EDMC, and the transactions contemplated thereby. If the merger is approved by Argosy's stockholders and receives required regulatory approval to the extent necessary, and upon the satisfaction or waiver of certain other closing conditions, Argosy stockholders (except as described in the following sentence) will be entitled to receive $12.00 in cash for each outstanding share of Class A Common Stock held immediately prior to the effective time of the merger. The Shares acquired by EDMC pursuant to the Stock Purchase Agreement will be cancelled and extinguished immediately prior to the effective time of the merger and there will be no merger consideration payable on such Shares.

     Pursuant to the terms of the Stock Purchase Agreement and prior to selling the Shares to EDMC, all of the 4.9 million shares beneficially-owned by Dr. Markovitz were voted in favor of the Agreement and Plan of Merger and the transactions contemplated thereby, including the merger. An irrevocable proxy was also granted to EDMC to vote the Shares against any action or agreement that would impede, interfere with, delay, postpone or discourage the merger, including any other acquisition proposal.

     A copy of the Stock Purchase Agreement and the Joinder Agreement are included in this report as Exhibits 2.1 and 2.2 respectively, and are incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the Joinder Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

        2.1 Stock Purchase Agreement dated July 9, 2001, by and between Argosy Education Group, Inc., Education Management Corporation and HAC Inc. (incorporated herein by reference to Exhibit 2.2 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2001).


        2.2 Joinder Agreement dated September 26, 2001, by and between Education Management Corporation, Michael C. Markovitz, The MCM Trust and the Michael C. Markovitz Dynastic Trust.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ARGOSY EDUCATION GROUP, INC.

                                      /s/  Charles T. Gradowski
                                      ---------------------------------
                                      By:  Charles T. Gradowski
Date: September 26, 2001              Its: Chief Financial Officer
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                             ARGOSY EDUCATION GROUP

                               INDEX TO EXHIBITS



Exhibit
Number                        Description
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 2.1      Stock Purchase Agreement dated July 9, 2001, by and between Argosy
          Education Group, Inc., Education Management Corporation and HAC Inc. (incorporated herein by reference to Exhibit 2.2 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 31,
          2001).

 2.2 Joinder Agreement dated September 26, 2001, by and between Education Management Corporation, Michael C. Markovitz,
          The MCM Trust and the Michael C. Markovitz Dynastic Trust.